DUTCH AUCTION RATE TRANSFERABLE SECURITIES
                    SHARE(S) OF BENEFICIAL INTEREST, SERIES C
                             NO PAR VALUE PER SHARE
                    $100,000 LIQUIDATION PREFERENCE PER SHARE

Certificate Number: __
Number of Shares:  ____
CUSIP No.: _____

                  John Hancock Patriot Premium Dividend Fund II

This certifies that Cede & Co. is the owner of the above referenced number of fully paid and non-assessable Dutch Auction Rate Transferable Securities share(s), Series C, no par value, $100,000 Liquidation Preference per Share, of John Hancock Patriot Premium Dividend Fund II, a Massachusetts business trust (the "Trust"), the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of September 26, 1989, establishing the Trust, and all amendments thereto, and the By-Laws of the Trust, and all amendments thereto, copies of which are on file with the Secretary of Trust at the offices of the Trust. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trust in the manner provided in the By-Laws properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually, and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.


Dated:

Executed on behalf of the Trust:

----------------------------                        ----------------------------
President and Chief Executive Officer               Treasurer

Countersigned and Registered:
By Deutsche Bank Trust Company Americas
New York, New York
Transfer Agent and Registrar
BY: ___________________________

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of a transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXPLANATION OF ABBREVIATIONS

      The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.


ABBREVIATION      EQUIVALENT                              ABBREVIATION          EQUIVALENT
------------      ----------                              ------------          ----------

JT TEN            As joint tenants, with right of         TEN IN COM            As tenants in common
                  survivorship and not as tenants in
                  common
Abbreviation      Equivalent                              TEN BY ENT            As tenants by the entireties

ADM               Administrator(s)                        UNIF TRANSFERS MIN    Uniform Transfers to Minors Act
                                                          ACT

AGMT              Agreement                               ABBREVIATION          EQUIVALENT
                                                          ------------          ----------

CUST              Custodian for                           FDN                   Foundation

EST               Estate, Of estate of                    PL                    Public Law

EX                Executor(s), Executrix                  TR                    (As) trustee(s), for of

FBO               For the benefit of                      UA                    Under Agreement

                                                          UW                    Under the will of, Of will of, Under last
                                                                                will & Testament

                        Additional abbreviations may also be used though not in the above list.

THIS CERTIFICATE IS ISSUED SUBJECT TO THE PROVISIONS RESTRICTING TRANSFERS OF THE DUTCH AUCTION RATE TRANSFERABLE SECURITIES CONTAINED IN THE BY-LAWS.


                                  TRANSFER FORM

     FOR VALUE RECEIVED, ____________________________________ hereby sell, assign and transfer unto ________________ (Name)  ________________ (Social
Security Number)

Please print or typewrite Name and Address (including postal ZIP Code of Assignee) _____________________________________________________________________
shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer such beneficial interest on the books of the Trust named therein with full power of substitution in the premises.

Dated ______________________________, ________________

Signature(s)____________________________________

(The signature of this assignment must correspond exactly with the name as written upon the face of this Certificate in every particulate, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign.)

------------------------------------
(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

                                IMPORTANT NOTICE

When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "assignee" space.

Alternatively, instead of using this Transfer form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.